News Release

Trustmark Corporation Announces 2010 Financial Results
and Declares $0.23 Quarterly Cash Dividend

Jackson, Miss. – January 25, 2011 – Trustmark Corporation (NASDAQ:TRMK) announced net income available to common shareholders of $25.2 million in the fourth quarter of 2010, which represented basic earnings per common share of $0.39. For the year ended December 31, 2010, Trustmark’s net income available to common shareholders totaled $100.6 million, which represented basic earnings per common share of $1.58, an increase of 25.4% compared to figures one year earlier.  Trustmark’s performance during 2010 produced a return on average tangible common equity of 12.31% and a return on average assets of 1.08%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share.  The dividend is payable March 15, 2011, to shareholders of record on March 1, 2011.

Richard G. Hickson, Chairman, stated, “Trustmark continued to produce outstanding financial results during the fourth quarter.  The Board of Directors and I are delighted with the election of Jerry Host as Chief Executive Officer of Trustmark, which became effective January 1.  We are confident that Trustmark, under Jerry’s leadership, will continue to meet the financial needs of our customers and achieve financial results that will enhance shareholder value.”

Credit Quality
•	Nonperforming loans declined 10.3% while nonperforming assets fell 5.9%
•	Allowance for loan losses represented 188.11% of nonperforming loans (excluding impaired loans)
•	Florida construction and land development exposure declined 33.6% in 2010

During the fourth quarter, nonperforming loans decreased $16.4 million, or 10.3%, relative to the prior quarter to total $142.9 million, or 2.30% of total loans.  Foreclosed real estate increased $2.0 million from the prior quarter to total $86.7 million.  Collectively, nonperforming assets decreased $14.4 million, or 5.9%, to total $229.6 million at December 31, 2010.

Net charge-offs during the fourth quarter totaled $12.7 million, or 0.82% of average loans, and the provision for loan losses totaled $11.8 million.  During the fourth quarter, Trustmark experienced a steady and continued reduction in criticized loans, including a $15.3 million decline in its Florida market, relative to the prior quarter.  This reduction in criticized loans, coupled with lower migration of new criticized and nonperforming loans, resulted in provisioning being less than net charge-offs during the fourth quarter.

Allocation of Trustmark’s $93.5 million allowance for loan losses represented 1.94% of commercial loans and 0.78% of consumer and home mortgage loans, resulting in an allowance to total loans of 1.54% as of December 31, 2010.  The allowance for loan losses represented 188.11% of nonperforming loans, excluding impaired loans.

Trustmark continued to make significant progress in the resolution of its construction and land development portfolio in Florida.  During the last 12 months, this portfolio was reduced by 33.6% to total $132.0 million.  At December 31, 2010, the associated reserve for loan losses on this portfolio totaled $16.4 million, or 12.41%.  Managing credit risks resulting from current economic and real estate market conditions continues to be a primary focus for Trustmark.

Capital Strength
•	Tangible common equity to tangible assets totaled 9.11%
•	Total risk-based capital increased to 15.77%

The fundamental strengths of Trustmark’s diversified financial services business were reflected in pre-tax, pre-provision earnings of $46.7 million in the fourth quarter of 2010.  Consistent profitability and sound balance sheet management continued to be reflected in Trustmark’s solid capital position.  At December 31, 2010, tangible common equity totaled $842.1 million and represented 9.11% of tangible assets.  Total risk-based capital increased to 15.77%, significantly exceeding the 10% regulatory requirement to be classified as “well-capitalized.”  Trustmark’s strong capital base provides strategic flexibility to support organic growth as well as acquisition opportunities that strengthen the value of the franchise.

Balance Sheet Management
•	Average earning assets increased to $8.4 billion
•	Net interest income (FTE) expanded to $92.0 million, resulting in a 4.36% net interest margin

Average loans during the fourth quarter remained stable at $6.2 billion while average investment securities increased to $2.1 billion.  As a result, average earning assets expanded $144.4 million relative to the prior quarter to total $8.4 billion.

Over the course of the year, the success of Trustmark’s continued efforts to reduce exposure to construction and land development lending as well as the decision to discontinue indirect auto financing were reflected in loan totals.  At December 31, 2010, total loans held for investment were $6.1 billion, a decrease of $259.6 million relative to figures one year earlier.  During this period, construction and land development loans declined $246.8 million while the indirect auto portfolio declined $192.2 million.  Loans in Trustmark’s other business lines expanded $179.4 million during 2010.

Average deposits totaled $7.0 billion during the fourth quarter, a decrease of $97.9 million relative to the prior quarter.  During this period, average interest bearing deposits declined $174.9 million while average noninterest-bearing deposits increased $77.0 million.  Lower deposit costs continued to reflect Trustmark’s strong liquidity while disciplined loan pricing and required minimum loan rates sustained loan yields.  As a result, net interest income (FTE) totaled $92.0 million, resulting in a net interest margin of 4.36% during the fourth quarter.

Noninterest Income
•	Noninterest income totaled $38.6 million
•	Fee income represented 29.6% of total revenue

During the fourth quarter, mortgage production exceeded $480 million, a 6.9% increase relative to the prior quarter.  Mortgage banking income totaled $4.5 million during the fourth quarter, reflecting stable mortgage servicing income, solid secondary marketing gains, and successful hedging initiatives.  Trustmark has not experienced significant mortgage repurchase activity. Trustmark operates a conservative, full service mortgage banking business and is confident in its mortgage foreclosure processes.  Trustmark has not engaged in "robo-signing" and has not participated in private label securitizations, both of which have been a cause of concern in the mortgage industry.  Trustmark works diligently to keep borrowers in their homes, resorting to foreclosure only as a last option.

Service charges on deposit accounts totaled $13.5 million, a decline of $1.0 million from the prior quarter.  This decline was principally due to a reduction in NSF fees of approximately $872 thousand.  Insurance revenue totaled $6.2 million, reflecting a seasonal decline from the prior quarter as well as the consequences of a soft insurance market, while bank card and other fees expanded to $6.5 million.  Wealth management income totaled $5.8 million, an increase of 10.8% relative to the prior quarter.  During the course of the year, Trustmark’s wealth management assets expanded approximately 4% to $8.8 billion at December 31, 2010.

Other noninterest income included a previously disclosed $2.0 million merger transaction termination fee, approximately half of which was offset by direct transaction expense.

Noninterest Expense
•	Foreclosure expense declined 62.1% from the prior quarter to $3.3 million
•	Noninterest expense remained well-controlled

Trustmark continued to diligently manage expenses.  During the fourth quarter, noninterest expense declined $4.0 million, or 4.7% from the prior quarter, to total $80.4 million, principally due to a $5.4 million reduction in foreclosure expense.  Trustmark’s commitment to prudent expense management was reflected in an efficiency ratio of 61.65% during the fourth quarter of 2010.

ADDITIONAL INFORMATION
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 26 at 10:00 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-6789, passcode 446676, or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Thursday, February 3, 2011 in archived format at the same web address or by calling (877) 344-7529, passcode 446676.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2010 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2010	9/30/2010	12/31/2009	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,817,996	$1,654,335	$1,369,022	$163,661	9.9%	$448,974	32.8%
Securities AFS-nontaxable	140,139	111,959	98,456	28,180	25.2%	41,683	42.3%
Securities HTM-taxable	121,278	143,124	202,235	(21,846)	-15.3%	(80,957)	-40.0%
Securities HTM-nontaxable	33,138	37,703	50,411	(4,565)	-12.1%	(17,273)	-34.3%
Total securities	2,112,551	1,947,121	1,720,124	165,430	8.5%	392,427	22.8%
Loans (including loans held for sale)	6,199,875	6,230,961	6,544,448	(31,086)	-0.5%	(344,573)	-5.3%
Fed funds sold and rev repos	10,766	8,418	10,609	2,348	27.9%	157	1.5%
Other earning assets	41,359	33,615	44,197	7,744	23.0%	(2,838)	-6.4%
Total earning assets	8,364,551	8,220,115	8,319,378	144,436	1.8%	45,173	0.5%
Allowance for loan losses	(96,559)	(102,528)	(105,223)	5,969	-5.8%	8,664	-8.2%
Cash and due from banks	207,874	214,736	199,586	(6,862)	-3.2%	8,288	4.2%
Other assets	888,666	885,600	855,714	3,066	0.3%	32,952	3.9%
Total assets	$9,364,532	$9,217,923	$9,269,455	$146,609	1.6%	$95,077	1.0%

Interest-bearing demand deposits	$1,347,252	$1,363,377	$1,134,995	$(16,125)	-1.2%	$212,257	18.7%
Savings deposits	1,794,352	1,888,121	1,801,870	(93,769)	-5.0%	(7,518)	-0.4%
Time deposits less than $100,000	1,235,529	1,276,088	1,422,270	(40,559)	-3.2%	(186,741)	-13.1%
Time deposits of $100,000 or more	932,744	957,148	1,039,565	(24,404)	-2.5%	(106,821)	-10.3%
Total interest-bearing deposits	5,309,877	5,484,734	5,398,700	(174,857)	-3.2%	(88,823)	-1.6%
Fed funds purchased and repos	701,978	522,523	579,616	179,455	34.3%	122,362	21.1%
Short-term borrowings	254,442	202,017	238,060	52,425	26.0%	16,382	6.9%
Long-term FHLB advances	-	-	75,000	-	n/m	(75,000)	-100.0%
Subordinated notes	49,801	49,793	49,769	8	0.0%	32	0.1%
Junior subordinated debt securities	64,546	70,104	70,104	(5,558)	-7.9%	(5,558)	-7.9%
Total interest-bearing liabilities	6,380,644	6,329,171	6,411,249	51,473	0.8%	(30,605)	-0.5%
Noninterest-bearing deposits	1,706,089	1,629,122	1,533,588	76,967	4.7%	172,501	11.2%
Other liabilities	117,741	104,576	118,906	13,165	12.6%	(1,165)	-1.0%
Total liabilities	8,204,474	8,062,869	8,063,743	141,605	1.8%	140,731	1.7%
Preferred equity	-	-	157,270	-	n/m	(157,270)	-100.0%
Common equity	1,160,058	1,155,054	1,048,442	5,004	0.4%	111,616	10.6%
Total shareholders' equity	1,160,058	1,155,054	1,205,712	5,004	0.4%	(45,654)	-3.8%
Total liabilities and equity	$9,364,532	$9,217,923	$9,269,455	$146,609	1.6%	$95,077	1.0%

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2010	9/30/2010	12/31/2009	$ Change	% Change	$ Change	% Change
Cash and due from banks	$161,544	$196,136	$213,519	$(34,592)	-17.6%	$(51,975)	-24.3%
Fed funds sold and rev repos	11,773	6,655	6,374	5,118	76.9%	5,399	84.7%
Securities available for sale	2,177,249	1,968,624	1,684,396	208,625	10.6%	492,853	29.3%
Securities held to maturity	140,847	168,849	232,984	(28,002)	-16.6%	(92,137)	-39.5%
Loans held for sale	153,044	268,137	226,225	(115,093)	-42.9%	(73,181)	-32.3%
Loans	6,060,242	5,998,704	6,319,797	61,538	1.0%	(259,555)	-4.1%
Allowance for loan losses	(93,510)	(94,458)	(103,662)	948	-1.0%	10,152	-9.8%
Net Loans	5,966,732	5,904,246	6,216,135	62,486	1.1%	(249,403)	-4.0%
Premises and equipment, net	142,289	143,393	147,488	(1,104)	-0.8%	(5,199)	-3.5%
Mortgage servicing rights	51,151	41,972	50,513	9,179	21.9%	638	1.3%
Goodwill	291,104	291,104	291,104	-	0.0%	-	0.0%
Identifiable intangible assets	16,306	17,181	19,825	(875)	-5.1%	(3,519)	-17.8%
Other real estate	86,704	84,722	90,095	1,982	2.3%	(3,391)	-3.8%
Other assets	355,159	325,886	347,360	29,273	9.0%	7,799	2.2%
Total assets	$9,553,902	$9,416,905	$9,526,018	$136,997	1.5%	$27,884	0.3%

Deposits:
Noninterest-bearing	$1,636,625	$1,709,311	$1,685,187	$(72,686)	-4.3%	$(48,562)	-2.9%
Interest-bearing	5,407,942	5,316,025	5,503,278	91,917	1.7%	(95,336)	-1.7%
Total deposits	7,044,567	7,025,336	7,188,465	19,231	0.3%	(143,898)	-2.0%
Fed funds purchased and repos	700,138	633,065	653,032	67,073	10.6%	47,106	7.2%
Short-term borrowings	425,343	318,457	253,957	106,886	33.6%	171,386	67.5%
Long-term FHLB advances	-	-	75,000	-	n/m	(75,000)	n/m
Subordinated notes	49,806	49,798	49,774	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	70,104	70,104	(8,248)	-11.8%	(8,248)	-11.8%
Other liabilities	122,708	161,353	125,626	(38,645)	-24.0%	(2,918)	-2.3%
Total liabilities	8,404,418	8,258,113	8,415,958	146,305	1.8%	(11,540)	-0.1%
Common stock	13,318	13,311	13,267	7	0.1%	51	0.4%
Capital surplus	256,675	254,288	244,864	2,387	0.9%	11,811	4.8%
Retained earnings	890,917	881,545	853,553	9,372	1.1%	37,364	4.4%
Accum other comprehensive
(loss) income, net of tax	(11,426)	9,648	(1,624)	(21,074)	n/m	(9,802)	n/m
Total shareholders' equity	1,149,484	1,158,792	1,110,060	(9,308)	-0.8%	39,424	3.6%
Total liabilities and equity	$9,553,902	$9,416,905	$9,526,018	$136,997	1.5%	$27,884	0.3%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2010 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2010	9/30/2010	12/31/2009	$ Change	% Change	$ Change	% Change
Interest and fees on loans-FTE	$82,664	$83,374	$87,640	$(710)	-0.9%	$(4,976)	-5.7%
Interest on securities-taxable	19,076	18,641	19,093	435	2.3%	(17)	-0.1%
Interest on securities-tax exempt-FTE	2,169	2,080	2,183	89	4.3%	(14)	-0.6%
Interest on fed funds sold and rev repos	12	9	12	3	33.3%	-	0.0%
Other interest income	328	332	377	(4)	-1.2%	(49)	-13.0%
Total interest income-FTE	104,249	104,436	109,305	(187)	-0.2%	(5,056)	-4.6%
Interest on deposits	10,359	11,609	16,513	(1,250)	-10.8%	(6,154)	-37.3%
Interest on fed funds pch and repos	403	294	215	109	37.1%	188	87.4%
Other interest expense	1,535	1,631	1,716	(96)	-5.9%	(181)	-10.5%
Total interest expense	12,297	13,534	18,444	(1,237)	-9.1%	(6,147)	-33.3%
Net interest income-FTE	91,952	90,902	90,861	1,050	1.2%	1,091	1.2%
Provision for loan losses	11,794	12,259	17,709	(465)	-3.8%	(5,915)	-33.4%
Net interest income after provision-FTE	80,158	78,643	73,152	1,515	1.9%	7,006	9.6%
Service charges on deposit accounts	13,493	14,493	14,118	(1,000)	-6.9%	(625)	-4.4%
Insurance commissions	6,224	7,746	6,391	(1,522)	-19.6%	(167)	-2.6%
Wealth management	5,760	5,199	5,438	561	10.8%	322	5.9%
Bank card and other fees	6,482	6,235	5,951	247	4.0%	531	8.9%
Mortgage banking, net	4,502	9,861	6,552	(5,359)	-54.3%	(2,050)	-31.3%
Other, net	2,070	441	1,814	1,629	n/m	256	14.1%
Nonint inc-excl sec gains, net	38,531	43,975	40,264	(5,444)	-12.4%	(1,733)	-4.3%
Security gains, net	101	4	19	97	n/m	82	n/m
Total noninterest income	38,632	43,979	40,283	(5,347)	-12.2%	(1,651)	-4.1%
Salaries and employee benefits	44,412	44,034	42,209	378	0.9%	2,203	5.2%
Services and fees	10,462	10,709	9,919	(247)	-2.3%	543	5.5%
Net occupancy-premises	4,896	4,961	5,063	(65)	-1.3%	(167)	-3.3%
Equipment expense	4,229	4,356	4,084	(127)	-2.9%	145	3.6%
FDIC assessment expense	2,942	3,037	2,865	(95)	-3.1%	77	2.7%
ORE/Foreclosure expense	3,310	8,728	3,626	(5,418)	-62.1%	(316)	-8.7%
Other expense	10,186	8,598	7,881	1,588	18.5%	2,305	29.2%
Total noninterest expense	80,437	84,423	75,647	(3,986)	-4.7%	4,790	6.3%
Income before income taxes and tax eq adj	38,353	38,199	37,788	154	0.4%	565	1.5%
Tax equivalent adjustment	3,400	3,335	2,569	65	1.9%	831	32.3%
Income before income taxes	34,953	34,864	35,219	89	0.3%	(266)	-0.8%
Income taxes	9,793	9,004	10,742	789	8.8%	(949)	-8.8%
Net income	25,160	25,860	24,477	(700)	-2.7%	683	2.8%

Preferred stock dividends	-	-	2,061	-	n/m	(2,061)	-100.0%
Accretion of preferred stock discount	-	-	8,539	-	n/m	(8,539)	-100.0%
Net income available to common shareholders	$25,160	$25,860	$13,877	$(700)	-2.7%	$11,283	81.3%

Per common share data
Earnings per share - basic	$0.39	$0.40	$0.23	$(0.01)	-2.5%	$0.16	69.6%

Earnings per share - diluted	$0.39	$0.40	$0.23	$(0.01)	-2.5%	$0.16	69.6%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	63,892,362	63,885,647	59,131,451

Diluted	64,105,064	64,066,798	59,287,459

Period end common shares outstanding	63,917,591	63,885,959	63,673,839

OTHER FINANCIAL DATA
Return on common equity	8.60%	8.88%	5.25%
Return on average tangible common equity	11.96%	12.38%	7.80%
Return on equity	8.60%	8.88%	8.05%
Return on assets	1.07%	1.11%	1.05%
Interest margin - Yield - FTE	4.94%	5.04%	5.21%
Interest margin - Cost	0.58%	0.65%	0.88%
Net interest margin - FTE	4.36%	4.39%	4.33%
Efficiency ratio	61.65%	62.59%	57.69%
Full-time equivalent employees	2,490	2,501	2,524

COMMON STOCK PERFORMANCE
Market value-Close	$24.84	$21.74	$22.54
Common book value	$17.98	$18.14	$17.43
Tangible common book value	$13.17	$13.31	$12.55

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2010 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	12/31/2010	9/30/2010	12/31/2009	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Florida	$53,773	$65,759	$74,159	$(11,986)	-18.2%	$(20,386)	-27.5%
Mississippi (1)	39,803	48,962	31,050	(9,159)	-18.7%	8,753	28.2%
Tennessee (2)	14,703	9,207	12,749	5,496	59.7%	1,954	15.3%
Texas	34,644	35,388	23,204	(744)	-2.1%	11,440	49.3%
Total nonaccrual loans	142,923	159,316	141,162	(16,393)	-10.3%	1,761	1.2%
Other real estate
Florida	32,370	31,665	45,927	705	2.2%	(13,557)	-29.5%
Mississippi (1)	24,181	24,548	22,373	(367)	-1.5%	1,808	8.1%
Tennessee (2)	16,407	16,456	10,105	(49)	-0.3%	6,302	62.4%
Texas	13,746	12,053	11,690	1,693	14.0%	2,056	17.6%
Total other real estate	86,704	84,722	90,095	1,982	2.3%	(3,391)	-3.8%
Total nonperforming assets	$229,627	$244,038	$231,257	$(14,411)	-5.9%	$(1,630)	-0.7%

LOANS PAST DUE OVER 90 DAYS
Loans held for investment	$3,608	$5,795	$8,901	$(2,187)	-37.7%	$(5,293)	-59.5%

Loans HFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$15,777	$50,246	$46,661	$(34,469)	-68.6%	$(30,884)	-66.2%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES	12/31/2010	9/30/2010	12/31/2009	$ Change	% Change	$ Change	% Change
Beginning Balance	$94,458	$100,656	$103,016	$(6,198)	-6.2%	$(8,558)	-8.3%
Provision for loan losses	11,794	12,259	17,709	(465)	-3.8%	(5,915)	-33.4%
Charge-offs	(15,883)	(21,942)	(20,139)	6,059	-27.6%	4,256	-21.1%
Recoveries	3,141	3,485	3,076	(344)	-9.9%	65	2.1%
Net charge-offs	(12,742)	(18,457)	(17,063)	5,715	-31.0%	4,321	-25.3%
Ending Balance	$93,510	$94,458	$103,662	$(948)	-1.0%	$(10,152)	-9.8%

PROVISION FOR LOAN LOSSES
Florida	$7,473	$4,520	$11,371	$2,953	65.3%	$(3,898)	-34.3%
Mississippi (1)	2,673	4,398	6,310	(1,725)	-39.2%	(3,637)	-57.6%
Tennessee (2)	910	(172)	2,097	1,082	n/m	(1,187)	-56.6%
Texas	738	3,513	(2,069)	(2,775)	-79.0%	2,807	n/m
Total provision for loan losses	$11,794	$12,259	$17,709	$(465)	-3.8%	$(5,915)	-33.4%

NET CHARGE-OFFS
Florida	$4,830	$8,951	$8,174	$(4,121)	-46.0%	$(3,344)	-40.9%
Mississippi (1)	4,422	3,879	5,448	543	14.0%	(1,026)	-18.8%
Tennessee (2)	1,646	3,475	1,169	(1,829)	-52.6%	477	40.8%
Texas	1,844	2,152	2,272	(308)	-14.3%	(428)	-18.8%
Total net charge-offs	$12,742	$18,457	$17,063	$(5,715)	-31.0%	$(4,321)	-25.3%

CREDIT QUALITY RATIOS
Net charge offs/average loans	0.82%	1.18%	1.03%
Provision for loan losses/average loans	0.75%	0.78%	1.07%
Nonperforming loans/total loans (incl LHFS)	2.30%	2.54%	2.16%
Nonperforming assets/total loans (incl LHFS)	3.70%	3.89%	3.53%
Nonperforming assets/total loans (incl LHFS) +ORE	3.64%	3.84%	3.48%
ALL/total loans (excl LHFS)	1.54%	1.57%	1.64%
ALL-commercial/total commercial loans	1.94%	1.97%	2.10%
ALL-consumer/total consumer and home mortgage loans	0.78%	0.81%	0.80%
ALL/nonperforming loans	65.43%	59.29%	73.43%
ALL/nonperforming loans -
(excl impaired loans)	188.11%	140.94%	150.13%

CAPITAL RATIOS
Total equity/total assets	12.03%	12.31%	11.65%
Common equity/total assets	12.03%	12.31%	11.65%
Tangible common equity/tangible assets	9.11%	9.34%	8.67%
Tangible common equity/risk-weighted assets	12.62%	12.78%	11.55%
Tier 1 leverage ratio	10.14%	10.26%	9.74%
Tier 1 common risk-based capital ratio	12.87%	12.72%	11.63%
Tier 1 risk-based capital ratio	13.77%	13.75%	12.61%
Total risk-based capital ratio	15.77%	15.75%	14.58%

(1) - Mississippi includes Central and Southern Mississippi Regions
(2) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2010 ($ in thousands) (unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
Securities AFS-taxable	$1,817,996	$1,654,335	$1,586,165	$1,514,029	$1,369,022	$1,643,995	$1,411,275
Securities AFS-nontaxable	140,139	111,959	110,969	105,067	98,456	117,116	75,516
Securities HTM-taxable	121,278	143,124	162,691	179,076	202,235	151,361	191,732
Securities HTM-nontaxable	33,138	37,703	41,628	46,852	50,411	39,787	58,526
Total securities	2,112,551	1,947,121	1,901,453	1,845,024	1,720,124	1,952,259	1,737,049
Loans (including loans held for sale)	6,199,875	6,230,961	6,301,201	6,412,671	6,544,448	6,285,443	6,773,768
Fed funds sold and rev repos	10,766	8,418	7,478	10,438	10,609	9,274	15,077
Other earning assets	41,359	33,615	38,764	46,199	44,197	39,954	43,925
Total earning assets	8,364,551	8,220,115	8,248,896	8,314,332	8,319,378	8,286,930	8,569,819
Allowance for loan losses	(96,559)	(102,528)	(104,814)	(106,200)	(105,223)	(102,499)	(103,080)
Cash and due from banks	207,874	214,736	207,670	216,305	199,586	211,632	214,637
Other assets	888,666	885,600	898,749	910,401	855,714	895,764	839,066
Total assets	$9,364,532	$9,217,923	$9,250,501	$9,334,838	$9,269,455	$9,291,827	$9,520,442

Interest-bearing demand deposits	$1,347,252	$1,363,377	$1,306,783	$1,270,827	$1,134,995	$1,322,382	$1,133,498
Savings deposits	1,794,352	1,888,121	2,066,612	1,953,711	1,801,870	1,925,159	1,821,086
Time deposits less than $100,000	1,235,529	1,276,088	1,307,611	1,356,469	1,422,270	1,293,544	1,458,563
Time deposits of $100,000 or more	932,744	957,148	989,397	1,014,027	1,039,565	973,062	1,076,465
Total interest-bearing deposits	5,309,877	5,484,734	5,670,403	5,595,034	5,398,700	5,514,147	5,489,612
Fed funds purchased and repos	701,978	522,523	495,904	600,826	579,616	580,427	621,638
Short-term borrowings	254,442	202,017	181,669	199,550	238,060	209,550	371,173
Long-term FHLB advances	-	-	15,833	75,000	75,000	22,441	70,890
Subordinated notes	49,801	49,793	49,785	49,777	49,769	49,789	49,756
Junior subordinated debt securities	64,546	70,104	70,104	70,104	70,104	68,703	70,104
Total interest-bearing liabilities	6,380,644	6,329,171	6,483,698	6,590,291	6,411,249	6,445,057	6,673,173
Noninterest-bearing deposits	1,706,089	1,629,122	1,536,153	1,535,209	1,533,588	1,602,187	1,522,300
Other liabilities	117,741	104,576	91,715	85,982	118,906	100,102	119,327
Total liabilities	8,204,474	8,062,869	8,111,566	8,211,482	8,063,743	8,147,346	8,314,800
Preferred equity	-	-	-	-	157,270	-	193,616
Common equity	1,160,058	1,155,054	1,138,935	1,123,356	1,048,442	1,144,481	1,012,026
Total shareholders' equity	1,160,058	1,155,054	1,138,935	1,123,356	1,205,712	1,144,481	1,205,642
Total liabilities and equity	$9,364,532	$9,217,923	$9,250,501	$9,334,838	$9,269,455	$9,291,827	$9,520,442

PERIOD END BALANCES	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Cash and due from banks	$161,544	$196,136	$186,365	$191,973	$213,519
Fed funds sold and rev repos	11,773	6,655	5,713	11,599	6,374
Securities available for sale	2,177,249	1,968,624	1,786,710	1,706,565	1,684,396
Securities held to maturity	140,847	168,849	192,860	215,888	232,984
Loans held for sale	153,044	268,137	218,369	176,682	226,225
Loans	6,060,242	5,998,704	6,054,995	6,170,878	6,319,797
Allowance for loan losses	(93,510)	(94,458)	(100,656)	(101,643)	(103,662)
Net Loans	5,966,732	5,904,246	5,954,339	6,069,235	6,216,135
Premises and equipment, net	142,289	143,393	143,536	145,113	147,488
Mortgage servicing rights	51,151	41,972	43,044	50,037	50,513
Goodwill	291,104	291,104	291,104	291,104	291,104
Identifiable intangible assets	16,306	17,181	18,062	18,944	19,825
Other real estate	86,704	84,722	91,400	91,176	90,095
Other assets	355,159	325,886	313,043	324,899	347,360
Total assets	$9,553,902	$9,416,905	$9,244,545	$9,293,215	$9,526,018

Deposits:
Noninterest-bearing	$1,636,625	$1,709,311	$1,539,598	$1,511,080	$1,685,187
Interest-bearing	5,407,942	5,316,025	5,599,796	5,635,973	5,503,278
Total deposits	7,044,567	7,025,336	7,139,394	7,147,053	7,188,465
Fed funds purchased and repos	700,138	633,065	492,367	571,711	653,032
Short-term borrowings	425,343	318,457	208,136	132,784	253,957
Long-term FHLB advances	-	-	-	75,000	75,000
Subordinated notes	49,806	49,798	49,790	49,782	49,774
Junior subordinated debt securities	61,856	70,104	70,104	70,104	70,104
Other liabilities	122,708	161,353	142,374	118,252	125,626
Total liabilities	8,404,418	8,258,113	8,102,165	8,164,686	8,415,958
Common stock	13,318	13,311	13,311	13,302	13,267
Capital surplus	256,675	254,288	253,133	250,365	244,864
Retained earnings	890,917	881,545	870,532	860,398	853,553
Accum other comprehensive
(loss) income, net of tax	(11,426)	9,648	5,404	4,464	(1,624)
Total shareholders' equity	1,149,484	1,158,792	1,142,380	1,128,529	1,110,060
Total liabilities and equity	$9,553,902	$9,416,905	$9,244,545	$9,293,215	$9,526,018

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2010 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
Interest and fees on loans-FTE	$82,664	$83,374	$84,362	$84,127	$87,640	$334,527	$361,346
Interest on securities-taxable	19,076	18,641	19,626	19,735	19,093	77,078	80,715
Interest on securities-tax exempt-FTE	2,169	2,080	2,151	2,180	2,183	8,580	8,229
Interest on fed funds sold and rev repos	12	9	7	8	12	36	66
Other interest income	328	332	366	383	377	1,409	1,414
Total interest income-FTE	104,249	104,436	106,512	106,433	109,305	421,630	451,770
Interest on deposits	10,359	11,609	12,785	13,904	16,513	48,657	78,886
Interest on fed funds pch and repos	403	294	260	226	215	1,183	1,133
Other interest expense	1,535	1,631	1,597	1,592	1,716	6,355	7,834
Total interest expense	12,297	13,534	14,642	15,722	18,444	56,195	87,853
Net interest income-FTE	91,952	90,902	91,870	90,711	90,861	365,435	363,917
Provision for loan losses	11,794	12,259	10,398	15,095	17,709	49,546	77,112
Net interest income after provision-FTE	80,158	78,643	81,472	75,616	73,152	315,889	286,805
Service charges on deposit accounts	13,493	14,493	14,220	12,977	14,118	55,183	54,087
Insurance commissions	6,224	7,746	6,884	6,837	6,391	27,691	29,079
Wealth management	5,760	5,199	5,558	5,355	5,438	21,872	22,079
Bank card and other fees	6,482	6,235	6,417	5,880	5,951	25,014	23,041
Mortgage banking, net	4,502	9,861	8,910	6,072	6,552	29,345	28,873
Other, net	2,070	441	1,103	879	1,814	4,493	5,616
Nonint inc-excl sec gains, net	38,531	43,975	43,092	38,000	40,264	163,598	162,775
Security gains, net	101	4	1,855	369	19	2,329	5,467
Total noninterest income	38,632	43,979	44,947	38,369	40,283	165,927	168,242
Salaries and employee benefits	44,412	44,034	43,282	42,854	42,209	174,582	169,252
Services and fees	10,462	10,709	10,523	10,255	9,919	41,949	40,292
Net occupancy-premises	4,896	4,961	4,917	5,034	5,063	19,808	20,051
Equipment expense	4,229	4,356	4,247	4,303	4,084	17,135	16,462
FDIC assessment expense	2,942	3,037	3,035	3,147	2,865	12,161	15,808
ORE/Foreclosure expense	3,310	8,728	9,278	3,061	3,626	24,377	12,860
Other expense	10,186	8,598	9,146	7,707	7,881	35,637	33,534
Total noninterest expense	80,437	84,423	84,428	76,361	75,647	325,649	308,259
Income before income taxes and tax eq adj	38,353	38,199	41,991	37,624	37,788	156,167	146,788
Tax equivalent adjustment	3,400	3,335	3,384	3,293	2,569	13,412	9,708
Income before income taxes	34,953	34,864	38,607	34,331	35,219	142,755	137,080
Income taxes	9,793	9,004	12,446	10,876	10,742	42,119	44,033
Net income	25,160	25,860	26,161	23,455	24,477	100,636	93,047

Preferred stock dividends	-	-	-	-	2,061	-	10,124
Accretion of preferred stock discount	-	-	-	-	8,539	-	9,874
Net income available to common shareholders	$25,160	$25,860	$26,161	$23,455	$13,877	$100,636	$73,049

Per common share data
Earnings per share - basic	$0.39	$0.40	$0.41	$0.37	$0.23	$1.58	$1.26

Earnings per share - diluted	$0.39	$0.40	$0.41	$0.37	$0.23	$1.57	$1.26

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average common shares outstanding
Basic	63,892,362	63,885,647	63,872,879	63,743,302	59,131,451	63,849,058	57,833,774

Diluted	64,105,064	64,066,798	64,054,171	63,933,333	59,287,459	64,039,389	57,936,433

Period end common shares outstanding	63,917,591	63,885,959	63,885,403	63,844,500	63,673,839	63,917,591	63,673,839

OTHER FINANCIAL DATA
Return on common equity	8.60%	8.88%	9.21%	8.47%	5.25%	8.79%	7.22%
Return on average tangible common equity	11.96%	12.38%	12.92%	11.98%	7.80%	12.31%	10.80%
Return on equity	8.60%	8.88%	9.21%	8.47%	8.05%	8.79%	7.72%
Return on assets	1.07%	1.11%	1.13%	1.02%	1.05%	1.08%	0.98%
Interest margin - Yield - FTE	4.94%	5.04%	5.18%	5.19%	5.21%	5.09%	5.27%
Interest margin - Cost	0.58%	0.65%	0.71%	0.77%	0.88%	0.68%	1.03%
Net interest margin - FTE	4.36%	4.39%	4.47%	4.42%	4.33%	4.41%	4.25%
Efficiency ratio	61.65%	62.59%	62.56%	59.33%	57.69%	61.56%	57.70%
Full-time equivalent employees	2,490	2,501	2,527	2,506	2,524

COMMON STOCK PERFORMANCE
Market value-Close	$24.84	$21.74	$20.82	$24.43	$22.54
Common book value	$17.98	$18.14	$17.88	$17.68	$17.43
Tangible common book value	$13.17	$13.31	$13.04	$12.82	$12.55

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2010 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Nonaccrual loans
Florida	$53,773	$65,759	$74,954	$79,687	$74,159
Mississippi (1)	39,803	48,962	39,924	41,795	31,050
Tennessee (2)	14,703	9,207	9,778	12,673	12,749
Texas	34,644	35,388	35,222	31,354	23,204
Total nonaccrual loans	142,923	159,316	159,878	165,509	141,162
Other real estate
Florida	32,370	31,665	31,814	40,145	45,927
Mississippi (1)	24,181	24,548	28,020	23,082	22,373
Tennessee (2)	16,407	16,456	12,493	9,769	10,105
Texas	13,746	12,053	19,073	18,180	11,690
Total other real estate	86,704	84,722	91,400	91,176	90,095
Total nonperforming assets	$229,627	$244,038	$251,278	$256,685	$231,257

LOANS PAST DUE OVER 90 DAYS
Loans held for investment	$3,608	$5,795	$6,057	$8,411	$8,901

Loans HFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$15,777	$50,246	$49,712	$48,571	$46,661

	Quarter Ended					Year Ended
ALLOWANCE FOR LOAN LOSSES	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
Beginning Balance	$94,458	$100,656	$101,643	$103,662	$103,016	$103,662	$94,922
Provision for loan losses	11,794	12,259	10,398	15,095	17,709	49,546	77,112
Charge-offs	(15,883)	(21,942)	(14,297)	(19,775)	(20,139)	(71,897)	(80,711)
Recoveries	3,141	3,485	2,912	2,661	3,076	12,199	12,339
Net charge-offs	(12,742)	(18,457)	(11,385)	(17,114)	(17,063)	(59,698)	(68,372)
Ending Balance	$93,510	$94,458	$100,656	$101,643	$103,662	$93,510	$103,662

PROVISION FOR LOAN LOSSES
Florida	$7,473	$4,520	$2,432	$5,501	$11,371	$19,926	$47,724
Mississippi (1)	2,673	4,398	3,430	3,748	6,310	14,249	21,661
Tennessee (2)	910	(172)	3,560	1,314	2,097	5,612	3,218
Texas	738	3,513	976	4,532	(2,069)	9,759	4,509
Total provision for loan losses	$11,794	$12,259	$10,398	$15,095	$17,709	$49,546	$77,112

NET CHARGE-OFFS
Florida	$4,830	$8,951	$5,880	$8,989	$8,174	$28,650	$36,405
Mississippi (1)	4,422	3,879	3,885	6,777	5,448	18,963	21,799
Tennessee (2)	1,646	3,475	1,031	426	1,169	6,578	3,723
Texas	1,844	2,152	589	922	2,272	5,507	6,445
Total net charge-offs	$12,742	$18,457	$11,385	$17,114	$17,063	$59,698	$68,372

CREDIT QUALITY RATIOS
Net charge offs/average loans	0.82%	1.18%	0.72%	1.08%	1.03%	0.95%	1.01%
Provision for loan losses/average loans	0.75%	0.78%	0.66%	0.95%	1.07%	0.79%	1.14%
Nonperforming loans/total loans (incl LHFS)	2.30%	2.54%	2.55%	2.61%	2.16%
Nonperforming assets/total loans (incl LHFS)	3.70%	3.89%	4.01%	4.04%	3.53%
Nonperforming assets/total loans (incl LHFS) +ORE	3.64%	3.84%	3.95%	3.99%	3.48%
ALL/total loans (excl LHFS)	1.54%	1.57%	1.66%	1.65%	1.64%
ALL-commercial/total commercial loans	1.94%	1.97%	2.10%	2.10%	2.10%
ALL-consumer/total consumer and home mortgage loans	0.78%	0.81%	0.82%	0.80%	0.80%
ALL/nonperforming loans	65.43%	59.29%	62.96%	61.41%	73.43%
ALL/nonperforming loans -
(excl impaired loans)	188.11%	140.94%	148.86%	131.36%	150.13%

CAPITAL RATIOS
Total equity/total assets	12.03%	12.31%	12.36%	12.14%	11.65%
Common equity/total assets	12.03%	12.31%	12.36%	12.14%	11.65%
Tangible common equity/tangible assets	9.11%	9.34%	9.32%	9.11%	8.67%
Tangible common equity/risk-weighted assets	12.62%	12.78%	12.51%	12.15%	11.55%
Tier 1 leverage ratio	10.14%	10.26%	10.07%	9.81%	9.74%
Tier 1 common risk-based capital ratio	12.87%	12.72%	12.51%	12.14%	11.63%
Tier 1 risk-based capital ratio	13.77%	13.75%	13.53%	13.15%	12.61%
Total risk-based capital ratio	15.77%	15.75%	15.53%	15.15%	14.58%

(1) - Mississippi includes Central and Southern Mississippi Regions
(2) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2010 ($ in thousands) (unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$12	$14	$16	$18	$20
Issued by U.S. Government sponsored agencies	122,023	149,588	124,566	68,574	47,917
Obligations of states and political subdivisions	159,637	148,772	125,234	123,292	117,508
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,442	13,273	13,390	11,986	12,192
Issued by FNMA and FHLMC	426,504	243,220	142,900	51,292	49,279
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,400,816	1,366,373	1,333,725	1,387,752	1,382,556
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	55,815	41,359	40,789	57,485	68,735
Corporate debt securities	-	6,025	6,090	6,166	6,189
Total securities available for sale	$2,177,249	$1,968,624	$1,786,710	$1,706,565	$1,684,396

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$53,246	$61,139	$64,517	$69,975	$74,643
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	6,058	6,462	6,591	6,801	7,044
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	78,526	98,217	118,708	136,054	148,226
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	3,017	3,031	3,044	3,058	3,071
Total securities held to maturity	$140,847	$168,849	$192,860	$215,888	$232,984

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 91% of the portfolio in U.S. Government agency-backed obligations and other AAA rated securities.  None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas, Federal Reserve Bank and Depository Trust and Clearing Corporation, Trustmark does not hold any equity investment in government sponsored entities.

Note 2 – Loan Composition

LOANS BY TYPE	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Loans secured by real estate:
Construction, land development and other land loans	$583,316	$615,554	$737,015	$803,942	$830,069
Secured by 1-4 family residential properties	1,732,056	1,672,199	1,630,353	1,637,121	1,650,743
Secured by nonfarm, nonresidential properties	1,498,108	1,531,953	1,463,657	1,466,296	1,467,307
Other real estate secured	231,963	203,931	189,118	194,641	197,421
Commercial and industrial loans	1,068,369	1,016,292	1,040,152	1,041,580	1,059,164
Consumer loans	402,165	444,927	492,262	542,488	606,315
Other loans	544,265	513,848	502,438	484,810	508,778
Loans	6,060,242	5,998,704	6,054,995	6,170,878	6,319,797
Allowance for loan losses	(93,510)	(94,458)	(100,656)	(101,643)	(103,662)
Net Loans	$5,966,732	$5,904,246	$5,954,339	$6,069,235	$6,216,135

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2010 ($ in thousands) (unaudited)

Note 2 – Loan Composition (continued)
	December 31, 2010
LOAN COMPOSITION BY REGION	Total	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$583,316	$132,021	$246,036	$43,902	$161,357
Secured by 1-4 family residential properties	1,732,056	72,114	1,471,570	156,210	32,162
Secured by nonfarm, nonresidential properties	1,498,108	183,250	800,096	199,127	315,635
Other real estate secured	231,963	14,038	171,036	8,864	38,025
Commercial and industrial loans	1,068,369	16,053	772,104	81,743	198,469
Consumer loans	402,165	1,487	369,129	24,818	6,731
Other loans	544,265	25,488	466,016	18,538	34,223
Loans	$6,060,242	$444,451	$4,295,987	$533,202	$786,602

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$83,183	$46,907	$22,764	$1,955	$11,557
Development	156,860	21,144	56,717	7,420	71,579
Unimproved land	212,417	57,811	94,586	24,094	35,926
1-4 family construction	89,232	2,277	60,875	5,019	21,061
Other construction	41,624	3,882	11,094	5,414	21,234
Construction, land development and other land loans	$583,316	$132,021	$246,036	$43,902	$161,357

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Income producing:
Retail	$173,601	$48,945	$69,985	$25,096	$29,575
Office	159,603	48,885	79,015	13,769	17,934
Nursing homes/assisted living	122,440	-	112,501	4,564	5,375
Hotel/motel	68,124	13,084	29,849	11,098	14,093
Industrial	36,273	9,355	5,132	1,246	20,540
Health care	13,505	-	12,377	59	1,069
Convenience stores	12,343	456	6,736	2,476	2,675
Other	163,453	13,050	67,199	12,819	70,385
Total income producing loans	749,342	133,775	382,794	71,127	161,646

Owner-occupied:
Office	123,688	18,296	63,318	18,255	23,819
Churches	117,552	2,182	54,153	55,744	5,473
Industrial warehouses	94,574	2,444	57,326	400	34,404
Health care	80,649	11,051	54,918	7,080	7,600
Convenience stores	61,913	1,277	35,271	2,855	22,510
Retail	36,556	5,732	22,688	1,521	6,615
Restaurants	30,537	800	24,053	3,994	1,690
Auto dealerships	20,875	606	15,530	1,516	3,223
Other	182,422	7,087	90,045	36,635	48,655
Total owner-occupied loans	748,766	49,475	417,302	128,000	153,989

Loans secured by nonfarm, nonresidential properties	$1,498,108	$183,250	$800,096	$199,127	$315,635

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2010 ($ in thousands) (unaudited)

Note 2 – Loan Composition (continued)

	December 31, 2010

				Classified (3)
FLORIDA CREDIT QUALITY	Total Loans	Criticized Loans (1)	Special Mention (2)	Accruing	Nonimpaired Nonaccrual	Impaired Nonaccrual (4)
Construction, land development and other land loans:
Lots	$46,907	$15,964	$671	$10,037	$3,233	$2,023
Development	21,144	11,152	-	3,753	99	7,300
Unimproved land	57,811	37,098	21,676	2,164	779	12,479
1-4 family construction	2,277	1,081	-	-	-	1,081
Other construction	3,882	302	-	302	-	-
Construction, land development and other land loans	132,021	65,597	22,347	16,256	4,111	22,883
Commercial, commercial real estate and consumer	312,430	73,928	12,522	34,627	7,652	19,127

Total Florida loans	$444,451	$139,525	$34,869	$50,883	$11,763	$42,010

FLORIDA LOAN LOSS RESERVES BY LOAN TYPE	Total Loans	Loan Loss Reserves	Loan Loss Reserve % of Total Loans
Construction, land development and other land loans:
Lots	$46,907	$4,192	8.94%
Development	21,144	4,272	20.20%
Unimproved land	57,811	7,629	13.20%
1-4 family construction	2,277	32	1.41%
Other construction	3,882	259	6.67%
Construction, land development and other land loans	132,021	16,384	12.41%
Commercial, commercial real estate and consumer	312,430	7,276	2.33%

Total Florida loans	$444,451	$23,660	5.32%

(1)	Criticized loans equal all special mention and classified loans.
(2)	Special mention loans exhibit potential credit weaknesses that, if not resolved, may ultimately result in a more severe classification.
(3)	Classified loans include those loans identified by management as exhibiting well-defined credit weaknesses that may jeopardize repayment in full of the debt.
(4)
All nonaccrual loans over $500 thousand are individually assessed for impairment.  Impaired loans have been determined to be collateral dependent and assessed using a fair value approach.  Fair value estimates begin with appraised values, normally from recently received and reviewed appraisals.  Appraised values are adjusted down for costs associated with asset disposal.  At the time a loan is deemed to be impaired, the full difference between book value and the most likely estimate of the asset’s net realizable value is charged off.  However, as subsequent events dictate and estimated net realizable values decline, required reserves are established.

LOAN COMPOSITION -FLORIDA	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009
Loans secured by real estate:
Construction, land development and other land loans	$132,021	$145,907	$173,932	$183,670	$198,906
Secured by 1-4 family residential properties	72,114	73,738	77,680	81,297	87,282
Secured by nonfarm, nonresidential properties	183,250	184,992	178,297	179,637	180,267
Other real estate secured	14,038	12,223	8,062	5,195	5,388
Commercial and industrial loans	16,053	17,512	25,254	22,100	19,869
Consumer loans	1,487	1,636	1,756	2,077	2,287
Other loans	25,488	28,194	29,354	29,480	29,655
Loans	$444,451	$464,202	$494,335	$503,456	$523,654

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS - FLORIDA
Lots	$46,907	$48,700	$54,406	$57,436	$61,725
Development	21,144	24,060	24,632	27,381	27,227
Unimproved land	57,811	61,676	69,003	71,271	76,762
1-4 family construction	2,277	7,864	9,148	10,247	10,929
Other construction	3,882	3,607	16,743	17,335	22,263
Construction, land development and other land loans	$132,021	$145,907	$173,932	$183,670	$198,906

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2010 ($ in thousands) (unaudited)

Note 3 – Stockholders’ Equity

Common Stock Offering
On December 7, 2009, Trustmark completed a public offering of 6,216,216 shares of its common stock, including 810,810 shares issued pursuant to the exercise of the underwriters’ over-allotment option, at a price of $18.50 per share. Trustmark received net proceeds of approximately $109.3 million after deducting underwriting discounts, commissions and estimated offering expenses.  Proceeds from this offering were used in the redemption of preferred stock discussed below.

Repurchase of Preferred Stock
On November 21, 2008, Trustmark issued 215,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, (Senior Preferred Stock) to the U.S. Treasury (Treasury) in a private placement transaction as part of the Troubled Assets Relief Program Capital Purchase Program (TARP CPP), a voluntary initiative for healthy U.S. financial institutions. As part of its participation in the TARP CPP, Trustmark also issued to the Treasury a ten-year warrant (the Warrant) to purchase up to 1,647,931 shares of Trustmark’s common stock, at an initial exercise price of $19.57 per share, subject to customary anti-dilution adjustments.

On December 9, 2009, Trustmark completed the repurchase of its 215,000 shares of Senior Preferred Stock from the Treasury at a purchase price of $215.0 million plus a final accrued dividend of $716.7 thousand.  The repurchase of the Senior Preferred Stock resulted in a one-time, non-cash charge of approximately $8.2 million to net income available to common shareholders in Trustmark’s fourth quarter financial statements for the unaccreted discount recorded at the date of issuance of the Senior Preferred Stock.  In addition, on December 30, 2009, Trustmark repurchased in full from the Treasury, the Warrant to purchase 1,647,931 shares of Trustmark’s common stock, which was issued to the Treasury pursuant to the TARP CPP.  The purchase price paid by Trustmark to the Treasury for the Warrant was its fair value of $10.0 million.

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
Securities – Taxable	3.90%	4.11%	4.50%	4.73%	4.82%	4.29%	5.04%
Securities – Nontaxable	4.97%	5.51%	5.65%	5.82%	5.82%	5.47%	6.14%
Securities – Total	3.99%	4.22%	4.59%	4.82%	4.91%	4.39%	5.12%
Loans	5.29%	5.31%	5.37%	5.32%	5.31%	5.32%	5.33%
FF Sold & Rev Repo	0.44%	0.42%	0.38%	0.31%	0.45%	0.39%	0.44%
Other Earning Assets	3.15%	3.92%	3.79%	3.36%	3.38%	3.53%	3.22%
Total Earning Assets	4.94%	5.04%	5.18%	5.19%	5.21%	5.09%	5.27%

Interest-bearing Deposits	0.77%	0.84%	0.90%	1.01%	1.21%	0.88%	1.44%
FF Pch & Repo	0.23%	0.22%	0.21%	0.15%	0.15%	0.20%	0.18%
Other Borrowings	1.65%	2.01%	2.02%	1.64%	1.57%	1.81%	1.39%
Total Interest-bearing Liabilities	0.76%	0.85%	0.91%	0.97%	1.14%	0.87%	1.32%

Net interest margin	4.36%	4.39%	4.47%	4.42%	4.33%	4.41%	4.25%

During the fourth quarter of 2010, the net interest margin decreased 3 basis points to 4.36%, from 4.39% for the third quarter of 2010. The decrease is primarily a result of the downward repricing of fixed-rate assets, mostly within Trustmark's investment securities portfolio, which was partially offset by declines in interest-bearing deposit costs.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and exchange-traded option contracts, to achieve a fair value return that offsets the changes in fair value of MSR attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting.  Changes in the fair value of these exchange-traded derivative instruments are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of MSR.  The MSR fair value represents the effect of present value decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the total hedge cost to the changes in the fair value of the MSR asset attributable to interest rate changes.  The impact of this strategy resulted in a net negative ineffectiveness of $307 thousand and a net positive ineffectiveness of $409 thousand for the quarters ended December 31, 2010 and 2009, respectively.  For the year ended December 31, 2010 and 2009, the impact was a net positive ineffectiveness of $7.3 million and a net negative ineffectiveness of $22 thousand, respectively.  The accompanying table shows that the MSR value increased $5.9 million for the quarter ended December 31, 2010 primarily due to an increase in mortgage rates.  More than offsetting the MSR change is a $6.2 million decrease in the value of derivative instruments primarily due to an increase in the 10-year Treasury note yield.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2010 ($ in thousands) (unaudited)

Note 5 – Mortgage Banking (continued)

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
Mortgage servicing income, net	$3,577	$3,406	$3,495	$3,449	$3,763	$13,927	$15,885
Change in fair value-MSR from runoff	(2,506)	(2,255)	(1,374)	(1,170)	(1,219)	(7,305)	(8,567)
Gain on sales of loans, net	5,754	3,911	1,897	3,755	3,738	15,317	20,755
Other, net	(2,016)	1,919	1,193	(1,002)	(139)	94	822
Mortgage banking income before hedge ineffectiveness	4,809	6,981	5,211	5,032	6,143	22,033	28,895
Change in fair value-MSR from market changes	5,870	(3,115)	(8,631)	(3,067)	2,710	(8,943)	6,607
Change in fair value of derivatives	(6,177)	5,995	12,330	4,107	(2,301)	16,255	(6,629)
Net (negative) positive hedge ineffectiveness	(307)	2,880	3,699	1,040	409	7,312	(22)
Mortgage banking, net	$4,502	$9,861	$8,910	$6,072	$6,552	$29,345	$28,873

During the first quarter of 2010, Trustmark completed the final settlement of the sale of approximately $920.9 million in mortgages serviced for others, which reduced Trustmark’s MSR by approximately $8.5 million.  In addition, during December of 2010, Trustmark purchased approximately $54 million of GNMA serviced loans, which were subsequently sold to a third party.  Trustmark will retain the servicing for these loans, which are fully guaranteed by FHA/VA.  The effect of these transactions did not have a material impact on Trustmark's results of operations.

Note 6 – Non-GAAP Financial Measures

In addition to capital ratios defined by generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2010 ($ in thousands) (unaudited)

Note 6 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Year Ended
			12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2009	12/31/2010	12/31/2009
TANGIBLE COMMON EQUITY
AVERAGE BALANCES
Total shareholders' equity			$1,160,058	$1,155,054	$1,138,935	$1,123,356	$1,205,712	$1,144,481	$1,205,642
Less:	Preferred stock		-	-	-	-	(157,270)	-	(193,616)
Total average common equity			1,160,058	1,155,054	1,138,935	1,123,356	1,048,442	1,144,481	1,012,026
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(16,835)	(17,716)	(18,596)	(19,484)	(20,426)	(18,149)	(21,920)
Total average tangible common equity			$852,119	$846,234	$829,235	$812,768	$736,912	$835,228	$699,002

PERIOD END BALANCES
Total shareholders' equity			$1,149,484	$1,158,792	$1,142,380	$1,128,529	$1,110,060
Less:	Preferred stock		-	-	-	-	-
Total common equity			1,149,484	1,158,792	1,142,380	1,128,529	1,110,060
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(16,306)	(17,181)	(18,062)	(18,944)	(19,825)
Total tangible common equity		(a)	$842,074	$850,507	$833,214	$818,481	$799,131

TANGIBLE ASSETS
Total assets			$9,553,902	$9,416,905	$9,244,545	$9,293,215	$9,526,018
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(16,306)	(17,181)	(18,062)	(18,944)	(19,825)
Total tangible assets		(b)	$9,246,492	$9,108,620	$8,935,379	$8,983,167	$9,215,089

Risk-weighted assets		(c)	$6,672,174	$6,653,479	$6,658,897	$6,737,084	$6,918,802

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income available to common shareholders			$25,160	$25,860	$26,161	$23,455	$13,877	$100,636	$73,049
Plus:	Intangible amortization net of tax		538	545	545	545	614	2,173	2,469
Net income adjusted for intangible amortization			$25,698	$26,405	$26,706	$24,000	$14,491	$102,809	$75,518

Period end common shares outstanding		(d)	63,917,591	63,885,959	63,885,403	63,844,500	63,673,839

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible common equity 1			11.96%	12.38%	12.92%	11.98%	7.80%	12.31%	10.80%
Tangible common equity/tangible assets		(a)/(b)	9.11%	9.34%	9.32%	9.11%	8.67%
Tangible common equity/risk-weighted assets		(a)/(c)	12.62%	12.78%	12.51%	12.15%	11.55%
Tangible common book value		(a)/(d)*1,000	$13.17	$13.31	$13.04	$12.82	$12.55

TIER 1 COMMON RISK-BASED CAPITAL
Total shareholders' equity			$1,149,484	$1,158,792	$1,142,380	$1,128,529	$1,110,060
Eliminate qualifying AOCI			11,426	(9,648)	(5,404)	(4,464)	1,624
Qualifying tier 1 capital			60,000	68,000	68,000	68,000	68,000
Disallowed goodwill			(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
Adj to goodwill allowed for deferred taxes			10,215	9,863	9,510	9,158	8,805
Other disallowed intangibles			(16,306)	(17,181)	(18,062)	(18,944)	(19,825)
Disallowed servicing intangible			(5,115)	(4,197)	(4,304)	(5,004)	(5,051)
Total tier 1 capital			$918,600	$914,525	$901,016	$886,171	$872,509
Less:	Qualifying tier 1 capital		(60,000)	(68,000)	(68,000)	(68,000)	(68,000)
	Preferred stock		-	-	-	-	-
Total tier 1 common capital		(e)	$858,600	$846,525	$833,016	$818,171	$804,509

Tier 1 common risk-based capital ratio		(e)/(c)	12.87%	12.72%	12.51%	12.14%	11.63%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity